EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference in
the following Registration Statements (including all amendments thereto):
1.
Registration Statement (Form S-3 No. 333-239730) of
Coronado Global Resources Inc.;
2.
Registration Statement
(Form S-8
No. 333-236597)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;
3.
Registration Statement
(Form S-8
No. 333-249566)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan;
4.
Registration Statement
(Form S-8
No. 333-275748)
pertaining to
the Coronado
Global Resources
Inc.
Employee Stock Purchase Plan; and
5.
Registration Statement
(Form S-8
No. 333-281775)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan;
of
our
reports
dated March
3,
2026 with
respect
to
the
consolidated
financial
statements
of
Coronado
Global
Resources Inc.
and the effectiveness
of internal control
over financial reporting
of Coronado Global
Resources
Inc. included in
this Annual Report (Form
10-K) of Coronado
Global Resources Inc. for
the year ended December
31, 2025.
/s/ Ernst & Young
Brisbane, Australia
March 3, 2026